As filed with the Securities and Exchange Commission on August 30, 2004.

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE TIMKEN COMPANY

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0577130 (I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
(Address of principal executive offices including zip code)

MPB EMPLOYEES’ SAVINGS PLAN

(Full title of the plan)

Scott A. Scherff
Corporate Secretary and Assistant General Counsel
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Name and address of agent for service)

(330) 438-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered (1)	Registered	Share	Price (2) (3)	Fee
Common Stock without par value	100,000 shares	$23.99	$2,399,000.00	$304.00

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the MPB Employees’ Savings Plan (the “Plan”).

(2)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices for Common Stock on the New York Stock Exchange on August 24, 2004.

(3)	Estimated solely for purposes of determining the registration fee.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4(C) THE MPB EMPLOYEES' SAVINGS PLAN
EX-5 OPINION OF COUNSEL
EX-23(A) CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-24 POWER OF ATTORNEY

     Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-66907 filed with the Securities and Exchange Commission (the “Commission”) on November 6, 1998, are incorporated herein by reference. This registration statement on Form S-8 is filed for the purpose of registering an additional 100,000 Common Shares of the Registrant under the Plan.

Item 8. Exhibits.

     The following Exhibits are being filed as part of this registration statement:

4(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

(b)	Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, (File No. 1-1169) and incorporated herein by reference).

(c)	The MPB Employees’ Savings Plan.

5	Opinion of Counsel.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney.

     The Registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 30th day of August 2004.

THE TIMKEN COMPANY
By:	/s/Scott A. Scherff
Scott A. Scherff
Corporate Secretary and Assistant General Counsel

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President, Chief Executive Officer and	August 30, 2004
Director (Principal Executive Officer)
James W. Griffith

*	Executive Vice President — Finance and	August 30, 2004
Administration (Principal Financial Officer)
Glenn A. Eisenberg

*	Senior Vice President — Finance and Controller	August 30, 2004
(Principal Accounting Officer)
Sallie B. Bailey

*	Director	August 30, 2004

W.R. Timken, Jr.

Director

Jerry J. Jasinowski

*	Director	August 30, 2004

John A. Luke, Jr.

*	Director	August 30, 2004

Robert W. Mahoney

*	Director	August 30, 2004

Jay A. Precourt

*	Director	August 30, 2004

Joseph W. Ralston

*	Director	August 30, 2004

Frank C. Sullivan

*	Director	August 30, 2004

John M. Timken, Jr.

*	Director	August 30, 2004

Ward J. Timken

*	Director	August 30, 2004

Ward J. Timken, Jr.

*	Director	August 30, 2004

Joseph F. Toot, Jr.

Signature	Title	Date
*	Director	August 30, 2004

Jacqueline F. Woods

*	This Registration Statement has been signed on behalf of the above-named directors and officers of the Company by Scott A. Scherff, Corporate Secretary and Assistant General Counsel of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.

DATED: August 30, 2004	By:	/s/ Scott A. Scherff
Scott A. Scherff, Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 30th day of August 2004.

MPB EMPLOYEES’ SAVINGS PLAN
By:	/s/ Scott A. Scherff
Scott A. Scherff, Corporate Secretary and
Assistant General Counsel

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
4(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

(b)	Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, (File No. 1-1169) and incorporated herein by reference).

(c)	The MPB Employees’ Savings Plan.

5	Opinion of Counsel.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney.

5